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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
March 13, 2003
Amending report dated January 2, 2003

KEYSTONE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33199	88-0467845
(Commission File No.)	(IRS Employer ID)

4710, St-Ambroise
Suite 224A
Montreal, Quebec
Canada H4C 2C7
(Address of principal executive offices and Zip Code)

(514) 337-2447
(Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Keystone Mines Limited
(A Development Stage Company)
Balance Sheets
(expressed in U.S. dollars)
	December 31,	June 30,	December 31,
	2002	2002	2002
	$	$	$
	(unaudited)	(audited)	(unaudited Pro Forma)
			(Note 1)
ASSETS
Current Assets
Cash	14	11,530	14
Total Current Assets	14	11,530	14
Capital Assets (Note 1)			67,725
Patents (Note 1)			75,990
In Process Reseach and Development (Note 1)			0
C-Chip Technology (Note 1)			574,285
Mineral Properties	-	27	-
Total Assets	14	11,557	718,014
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	-	1,941	40,000
Accrued liabilities	1,500	-	1,500
Promissory Note (Note 1)			500,000
Due to related party	-	1,018	-
Total Current Liabilities	1,500	2,959	541,500
Debenture (Note 1)			803,000
Total Liabilities	1,500	2,959	1,344,500
Stockholders' Equity (Deficit)
Common Stock, 100,000,000 shares authorized
with a par value of $0.00001; 25,223,060 (2001-
6,011,198) shares issued and outstanding (Note 1)	60	60	60

Additional Paid-in Capital	601,060	601,060	626,050
	601,120	601,120	626,110
Deficit Accumulated During the Development Stage	-602,606	-592,522	-1,252,606
Total Stockholders' Equity (Deficit)	-1,486	8,598	-626,486
Total Liabilities and Stockholders' Equity	14	11,557	718,004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of March, 2003.

KEYSTONE MINES LIMITED

BY:	/s/ Stephane Solis Stephane Solis, President and Chief Executive Officer